UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                 Amendment No. 4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          COMMISSION FILE NO. 333-102684

                          CONCRETE CASTING INCORPORATED
                          -----------------------------
                 (Name of small business issuer in its charter)

NEVADA                                                        87-0451230
------                                                        ----------
(State  or  jurisdiction  of                           (I.R.S.  Employer
incorporation  or organization)                       Identification No.)

              100 Pine Wood Drive, Logan Utah 84321 (435) 753-0069
              ----------------------------------------------------
          (Address and telephone number of principal executive offices)
              100 Pine Wood Drive, Logan Utah 84321 (435) 753-0069
              ----------------------------------------------------
       (Address of principal place of business or intended principal place of business)

       Michael  A.  Cane,  2300  W.  Sahara  Ave., Suite 500, Box 18, Las
       ------------------------------------------------------------------
                     Vegas,  NV  89102,  Telephone  (702)  312-6255
                     -----------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check
the following box:                                                          |XX|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                        |__|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
TITLE OF EACH                           PROPOSED       PROPOSED
CLASS OF                                MAXIMUM        MAXIMUM
SECURITIES                              OFFERING       AGGREGATE    AMOUNT OF
TO BE                AMOUNT TO BE       PRICE PER      OFFERING     REGISTRATION
REGISTERED           REGISTERED         SHARE          PRICE        FEE
--------------------------------------------------------------------------------
Common Stock         1,000,000  shares  $0.25          $250,000     $23.00
Common Stock         3,660,000  shares  $0.25          $915,000     $84.18
Total                4,660,000  shares  $0.25          $1,165,000   $107.18
--------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Gary R. Henrie, Esq.
                            10616 Eagle Nest Street
                              Las Vegas, NV 89141
                                 (702) 616-3093

                                   PROSPECTUS

                          CONCRETE CASTING INCORPORATED
                                4,660,000 SHARES
                                  COMMON STOCK
                                ----------------

Concrete Casting Incorporated is offering to sell 1,000,000 shares of its common stock on a self-underwritten basis at an offering price of $0.25 per share. There is no minimum number of shares that must be sold in this offering. This is the initial public offering of shares of its common stock. This offering will close whenever all of the shares are sold or twenty months after the effective date of this prospectus, whichever is sooner.

The selling shareholders named in this prospectus are offering 3,660,000 shares of common stock at an offering price of $0.25 per share. If the shares are quoted in the future on the Over The Counter Bulletin Board or some exchange, selling shareholders may sell shares at market price with the exception of 1,550,000 of the selling shareholder shares which are being offered by affiliates of Concrete Casting. These affiliate shares will retain the offering price of $0.25 per share. Concrete Casting Incorporated will not receive any proceeds  from  shares  sold  by  selling  shareholders.

Our  common  stock is presently not traded on any market or securities exchange.

                                                                   Proceeds to Concrete
                                                                   Casting from its self-  Proceeds to
                                Offering                           underwritten offering    selling
                                 Price             Commissions       before expenses (2)   shareholders
                          ---------------------  -----------------  ---------------------  ------------

Per Share in Offering by
 Concrete Casting. . . .  $      0.25            $   0.025 (1)      $       0.225

Per Share in Offering by
 Selling Shareholders. .  $      0.25            $    0.00                                  $  0.25



Totals for Offering by
 Concrete Casting. . . .  $   250,000            $  25,000 (1)      $      225,000 (2)

Totals for Offering by
Selling Shareholders . .  $   915,000            $    0.00                                  $915,000
------------------------  ---------------------  -----------------  ---------------------   ------------


(1) $The offering by Concrete Casting will be self-underwritten unless it is determined at a later time to sell the offering through the use of underwriters. The table sets forth commission amounts assuming underwriters are used.
(2) Offering expenses are estimated to be $25,000.00 which will leave Concrete Casting proceeds of $200,000.00 if all shares offered by Concrete Casting are sold and underwriters are used to sell the offering.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is: _____________________

                                TABLE OF CONTENTS

                                                                                      PAGE
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Selling Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Directors, Executive Officers, Promoters and Control Persons. . . . . . . . . . . .  15
Security Ownership of Certain Beneficial Owners and Management. . . . . . . . . . .  16
Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . . . . . . . .  17
Disclosure of Commission Position of Indemnification for Securities Act Liabilities  18
Description of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Description of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Certain Relationships and Related Transactions. . . . . . . . . . . . . . . . . . .  23
Market for Common Equity and Related Stockholder Matters. . . . . . . . . . . . . .  24
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Changes in and Disagreements with Accountants . . . . . . . . . . . . . . . . . . .  28
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                      -2-

                                    SUMMARY


OUR  BUSINESS

Concrete Casting Incorporated, a Nevada corporation ("Concrete Casting") has developed a process for casting concrete products for architectural and landscaping purposes. Our casting process allows for the casting in concrete of intricate detail allowing us to make products not produced by other concrete casters. Our initial products will decorative concrete yard ornaments based on architectural themes from the antiquities.

Even though our processes are developed, we need the proceeds from this offering to produce our initial products and begin production. The successful completion of this offering will fund the manufacture of our initial commercial molds which we believe will lead to business revenues within about 12 months of initial funding. We have generated no revenues to date. Concrete Casting does not consider itself a blank check as the term is defined in Regulation C, Rule 419, and does not intend to merge with or acquire another company in the foreseeable future.

                      -----------------------------------

We were incorporated as a Nevada corporation on October 28, 1987. Our principal executive offices are located at 100 Pine Wood Drive, Logan, Utah 84321. Our telephone number is 435-753-0069.

THE  OFFERING

SECURITIES  OFFERED     4,660,000  shares  of  Concrete  Casting  common  stock.
1,000,000 of the shares will be offered by Concrete Casting on a self-underwritten basis. 3,660,000 of the shares may also be sold from time to time by selling shareholders.

OFFERING PRICE The offering price for all shares of common stock is $0.25 per share. In the event Concrete Casting either sells all 1,000,000 shares offered by it or terminates the offering of the 1,000,000 shares, if a public market for our common shares develops, then the actual price of the common stock to be sold thereafter by the selling shareholders may be determined by prevailing market prices at the time of sale. Selling shareholders may sell at the market price only after the shares are quoted on the Over The Counter Bulletin Board or on some exchange. However, shares sold by selling shareholders who are also affiliates of Concrete Casting shall retain the offering price of $0.25 per share. Shares in this category total 1,550,000 of the 3,660,000 offered by selling shareholders.

MINIMUM NUMBER OF SHARES TO BE SOLD IN THIS OFFERING     None.

USE OF PROCEEDS If all shares offered by Concrete Casting are sold, net proceeds from this offering will be approximately $225,000 and will be used by Concrete Casting for working capital and to begin production of its products. If underwriters are engaged to sell the offering, net offering proceeds will total approximately $200,000. Concrete Casting will not receive any proceeds from the sale of common stock by the selling shareholders.

BEST  EFFORTS  OFFERING     The  offering  is  being  sold by our president on a
self-underwritten efforts basis. Management may enter into an underwriting agreement for this offering at a later date.

THIS OFFERING
WILL  EXPIRE     This offering will close whenever all of the shares are sold or twenty  months after the effective date of this prospectus, whichever is sooner.


SUMMARY  FINANCIAL  INFORMATION
Balance  Sheet  Data:                                        June 30,  2004

Cash                                                          $          0
Total  Assets                                                 $          0
Liabilities                                                   $     49,636
Total  Stockholders'  Equity                                 ($     49,636)

Income  Statement  Data:

Net  Revenues  for  six  months  ended  June 30,  2004        $          0
Net  Revenues  for  the  year  ended  December  31,  2003     $          0
Net  Revenues  for  the  year  ended  December  31,  2002     $          0

RISK  FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment.

WE WILL NEED A MINIMUM OF APPROXIMATELY $36,000 TO PROCEED WITH OUR BUSINESS PLAN AND IF UNABLE TO RAISE THAT AMOUNT NET OF OFFERING COSTS, WE WILL HAVE TO REVISE OUR BUSINESS PLAN OR CLOSE OUR BUSINESS.

We had no working capital as of October 19, 2004. We currently do not have any manufactured product and we have no income. Our business plan calls for expenditures in the amount of $36,000 to get our initial product to market. If we are able to sell 100% of the shares offer by Concrete Casting or even 50% or 25% of the shares offered by Concrete Casting we should be able to meet this objective. Even after our initial products are ready to sell, there can be no assurance they will generate sufficient revenues to sustain our business operations. The $36,000 needed for funding at the present time may not be available to us. If we are only successful on selling 10% of the offering, we will have sufficient money to only pay the offering costs. In the event we do not sell at least 25% of the offering, it will be necessary to suspend operations and seek alternative sources of funding. If we are not successful in obtaining funding, we will not be able to achieve revenues and our business will probably fail.

WE HAVE NOT GENERATED REVENUES AND DO NOT EXPECT TO GENERATE REVENUES UNTIL A MINIMUM OF 12 MONTHS FOLLOWING A SUCCESSFUL CONCLUSION OF THIS OFFERING.

We have not generated any revenues as of the date of this prospectus and do not expect to generate revenues until at least 12 months after we obtain funding from this offering. As of June 30, 2004, we had an accumulated deficite of $140,659. Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future.
Potential investors should be aware of the difficulties we yet face in the development and the implementation of our business plan. These risks include without limitation:

-     Finishing  the  development  of  our  initial  products;
- Entering into strategic alliances with other companies for the marketing of our products: and
- The acceptance of our products into the market place to a sufficient extent that our operations become economically viable.

The likelihood of success must also be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of our business plan. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

INVESTORS WILL BE UNABLE TO SELL THEIR SECURITIES IF NO MARKET DEVELOPS FOR THOSE SECURITIES.

No market exists at the present time for our common shares. Investors in the offering will purchase securities that cannot be resold by those investors since no market exists. Even though at some time in the future we intend to create a public market for our common shares, there can be no assurance when the market will develop or if the market will ever develop. If we are not successful in developing a market for our common shares, investors will not be able to sell their securities and will suffer a loss of their investment.

BECAUSE OUR PRODUCTS ARE SPECIALTY PRODUCTS THAT APPEAL TO ONLY A NARROW PORTION OF THE U.S. POPULATION, UNLESS WE CAN ACHIEVE BROAD BASED MARKETING SUCCESS IT IS LIKELY OUR CONCRETE CASTING BUSINESS WILL NOT SUCCEED.

Our products appeal to the avid, eccentric landscaper typically having the need to landscape a larger garden or yard area. To succeed we will need to market our products to a wide geographic area since our products are not likely to appeal to the public generally. If we cannot become the supplier of concrete landscaping products to larger landscaping companies or to broad based landscaping retail outlets, it will be difficult for us to achieve financial success and investors may lose their investments.

WE DEPEND ON CORDELL HENRIE WHOM WE MAY NOT BE ABLE TO RETAIN, IN WHICH EVENT WE COULD NOT CONTINUE TO DEVELOP OUR BUSINESS PLAN.

Cordell Henrie is our only officer and director who has the expertise to run and oversee the development of our business. We would not be able to retain Mr. Henrie if he should die, become disabled or become engaged in other business pursuits to the extent he cannot devote sufficient time to our business. In such event, we could not prosecute our business plan unless we can replace Mr. Henrie. It is uncertain whether we would be able to do so. In addition, we have no key-man life insurance on Mr. Henrie.

IF OUR OFFICERS AND DIRECTORS ARE NOT SUCCESSFUL IN MANAGEMENT OUR BUSINESS, OUR


SUCCESS  IS  DOUBTFUL.

No member of our management has prior experience in managing a concrete casting business. Unless they are successful in managing our business regardless of this lack of experience, our business will not be successful and investors are likely to lose their investments.

SINCE THE OFFERING OF SHARES BY CONCRETE CASTING AND THE OFFERING OF SHARES OF THE SELLING SHAREHOLDERS ARE BEING CONDUCTED CONCURRENTLY, IT MAY MAKE IT MORE DIFFICULT FOR CONCRETE CASTING TO SELL ITS OFFERING PRESENTING A RISK TO INVESTORS THAT CONCRETE CASTING WILL NOT BE ABLE TO OBTAIN THE CAPITAL IT NEEDS AND PROCEED WITH ITS BUSINESS OPERATIONS.

The offering of 3,660,000 common shares by selling shareholders is being conducted concurrently with the offering of 1,000,000 by Concrete Casting. If investors decide to purchase shares from selling shareholders rather than from Concrete Casting, it will make it less likely that Concrete Casting will be able to raise sufficient proceeds in its offering to develop its business plan and promote its business operations. If this should occur, any investors in the shares of Concrete Casting, whether those shares are purchased from a selling shareholder or directly from Concrete Casting will likely lose her or his investment.

FORWARD-LOOKING  STATEMENTS
---------------------------

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

The net proceeds we will receive from the sale of the shares of common stock offered by us will be approximately $200,000, if the maximum numbers of shares are sold, after deducting offering expenses of $25,000 and if commissions are paid to underwriters. If the offering is self-underwritten, net proceeds will total approximately $225,000 if all shares offered by Concrete Casting are sold.

The principal purpose of this offering is to increase our working capital in order for us to proceed with the execution of our business plan. Our management will have significant flexibility in applying the net proceeds of the offering. Pending any use, the net proceeds of this offering will be placed in an interest bearing bank account.

The actual expenditures of the proceeds of the offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of this offering will be determined by our board of directors in the best interests of advancing our business. Factors that could cause a reallocation of proceeds include an immediate demand for our products upon our initial production of those products or a need for manufacturing facilities beyond those currently available to us. If a demand exists for our product upon production, offering proceeds ear marked for marketing will be shifted to working capital. If demand for our products exceeds current manufacturing availability, more working capital will be used to expand manufacturing capability than would otherwise be the case.

We  expect  to  use  the  net  proceeds  from  this  offering  as  follows:

                                           ASSUMING  50%   ASSUMING 25%     ASSUMING 10%
                        ASSUMING ALL      OF THE SHARES   OF THE SHARES    OF THE SHARES
                        SHARES ARE SOLD   ARE SOLD        ARE SOLD         ARE SOLD
                        ----------------  ---------       ---------        ---------
Gross Proceeds . . . .  $        250,000  $ 125,000       $  62,500        $  25,000
Offering Expenses (1).            25,000     25,000          25,000           25,000
Net Proceeds . . . . .           225,000    100,000          37,500              -0-
Purchase of Equipment.            25,000     25,000           6,250              -0-
Marketing/Sales. . . .            75,000     25,000           8,750              -0-
Working Capital. . . .           125,000     50,000          22,500              -0-
                        ----------------  ---------       ---------        ---------
TOTAL. . . . . . . . .  $        250,000  $ 125,000       $  62,500        $  25,000
                        ================  =========       =========        =========

(1) Equipment purchases are anticipated to include a hoist for loading finished product and materials to build additional molds. Marketing and sales expenses will include primarily travel to and presentations at building material shows and sales presentation trips building material suppliers.

Working capital will be used to support our business operations necessary to actually produce and deliver our concrete castings including salaries and supplies. If we expand our operations at the rate we hope to, working capital will be necessary to move into new facilities and improve the same for the purpose of manufacturing our products. Regardless of the amount of working capital available to us from the proceeds of the offering, we project that 30% of working capital available will pay salary to our president, Mr. Henrie, 10% will purchase supplies, 40% will improve manufacturing facilities and 20% will be used for miscellaneous purposes including utility expense and unforeseen expenses.

                         DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of our common stock was arbitrarily determined based on our current perceived financing needs. There is no relationship whatsoever between this price and our assets, book value or any other objective criteria of value.

                                    DILUTION

The following table illustrates the percentages of investment capital paid by current shareholders of Concrete Casting compared to investment capital to be paid by investors in the Concrete Casting offering and the percentages held by each in Concrete Casting following the offering. It also compares the shares held by each after giving effect to the offering.


                                                100% Sold    50% Sold     25% Sold     10% Sold
----------------------------------------------  -----------  -----------  -----------  --------
Capital paid by current shareholders and its
 percentage of total capital paid after giving
 effect to this offering.. . . . . . . . . . .  $   56,300   $   56,300   $   56,300   $   56,300
                                                      18.4%        31.1%        47.4%        69.3%
                                                -----------  -----------  -----------  -----------
Capital paid by offering purchasers and its
 percentage of total capital paid after giving
 effect to this offering.. . . . . . . . . . .  $  250,000   $  125,000   $   62,500   $   25,000
                                                      81.6%        68.9%        52.6%        30.7%

                                                -----------  -----------  -----------  -----------
Shares held by current shareholders and the
 percentage of total shares held by them after
 giving effect to the offering.. . . . . . . .   5,660,000    5,660,000    5,660,000    5,660,000
                                                      85.0%        91.9%        95.8%        98.3%
                                                -----------  -----------  -----------  -----------
Shares held by offering purchasers and the
 percentage of total shares held by them after   1,000,000      500,000      250,000      100,000
 giving effect to the offering.. . . . . . . .        15.0%         8.1%         4.2%         1.7%
----------------------------------------------  -----------  -----------  -----------  -----------

An  investment  in  this  offering will undergo immediate dilution when compared with the net tangible assets of Concrete Casting. The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the 1,000,000 shares offered by Concrete Casting are sold, if 50% of the 1,000,000 shares are sold, if 25% of the 1,000,000 shares are sold and if 10% of the 1,000,000 shares are sold. Calculations are based on 5,660,000 capital shares outstanding at June 28, 2004, and at the different levels of the offering sold as indicated after the deduction of offering expenses and assuming all shares of Concrete Casting sold are on a self-underwritten basis with no commissions paid. The 3,660,000 shares to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution as a result of the sale of those shares.




PERCENT OF OFFERING SOLD             100%        50%        25%        10%
                                   ---------  ---------  ---------  ---------
Public offering price per
 Share. . . . . . . . . . . . . .  $   0.25   $   0.25   $   0.25   $   0.25
Net tangible book value per
 share as of  June 30, 2004. . .     ($0.01)    ($0.01)    ($0.01)    ($0.01)
Increase per share  attributed to
investors  in this offering . . .  $   0.04   $   0.02   $   0.01   $   0.00
Net tangible book value  per
 share as of June 30, 2004,
  after this Offering . . . . . .  $  0.03    $  0.01    $  0.00      ($0.01)
Net tangible book value
dilution per share
to new investors  . . . . . . . .  $  0.22    $  0.24    $  0.25    $   0.25
Net tangible book value
dilution per share to new
 investors expressed as a
 percentage . . . . . . . . . . .     88.00%     96.00%    100.00%    100.00%


                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering 3,660,000 shares of common stock. The following table provides as of October 19, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  for  each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.     the  percentage  owned  by  each  following  the  offering.

                                      Total Number
                                      Of Shares To  Total Shares   Percent
                                      Be Offered    To Be Owned    Owned Upon
                       Shares Owned   For Selling   Upon           Completion
Name Of Selling        Prior To This  Shareholders  Completion Of  Of This
Stockholder            Offering       Account       This Offering  Offering
-----------------------------------------------------------------------------

John B. Allred             25,000         25,000         -0-          -0-
Denise Rita Beauregard     20,000         20,000         -0-          -0-
Richard M. Bench           30,000         30,000         -0-          -0-

James A. Blanda            20,000         20,000         -0-          -0-
William and Elizabeth
 Bowers                    10,000         10,000         -0-          -0-
Barbara Bruce             200,000        200,000         -0-          -0-
Tracy Burke                10,000         10,000         -0-          -0-
Dorothy A. Burris           5,000          5,000         -0-          -0-
Oscar Burris               30,000         30,000         -0-          -0-
James L. Carpenter         10,000         10,000         -0-          -0-
Rosa Castro                10,000         10,000         -0-          -0-

Carol M. Cennamo           10,000         10,000         -0-          -0-

Bob Deller                100,000        100,000         -0-          -0-
Robert R. Deller           10,000         10,000         -0-          -0-
Bruno V  De Vincentis      10,000         10,000         -0-          -0-
Paul Dunlap               100,000        100,000         -0-          -0-
Joseph W. Erlach           20,000         20,000         -0-          -0-
Robert J. Evans            20,000         20,000         -0-          -0-
Brian L. Fike              10,000         10,000         -0-          -0-
Chris Gladding             50,000         50,000         -0-          -0-
Kim Gorges                 20,000         20,000         -0-          -0-
Justin Guidi              100,000        100,000         -0-          -0-
Jacque Halliburton         10,000         10,000         -0-          -0-
Roy Halliburton            10,000         10,000         -0-          -0-
Ernest Harding             10,000         10,000         -0-          -0-
Thomas E. Hofer           750,000        750,000         -0-          -0-
Carol Holmes              200,000        200,000         -0-          -0-
Jeff W. Holmes            800,000        800,000         -0-          -0-
Rhonda Sager Holt          10,000         10,000         -0-          -0-
Susan Holt                 10,000         10,000         -0-          -0-
David Hoyer                10,000         10,000         -0-          -0-
Jeanne Johnson             10,000         10,000         -0-          -0-
Donald A. Johnston         10,000         10,000         -0-          -0-
Valerie R. Kittel          30,000         30,000         -0-          -0-
Shirl Ann Klein           300,000        300,000         -0-          -0-
Darcy W. Miller            70,000         70,000         -0-          -0-
Irvin G. Miller            10,000         10,000         -0-          -0-
Rudy and Sherry Moreno     40,000         40,000         -0-          -0-
Barbara Reed               10,000         10,000         -0-          -0-
John J. Ryczkowski         10,000         10,000         -0-          -0-
Mary Ryczkowski            10,000         10,000         -0-          -0-
Monte F. Sager             10,000         10,000         -0-          -0-
Laura P. Savage            35,000         35,000         -0-          -0-
Samuel H. Savage           70,000         70,000         -0-          -0-
Samuel Savage, Custodian
 For Jennifer Savage
 UGMA/NV                   35,000         35,000         -0-          -0-
Samuel Savage, Custodian
 for Rebecca Savage
 UGMA/NV                   35,000         35,000         -0-          -0-
Samuel Savage, Custodian
 for Sarah Savage UGMA/NV  35,000         35,000         -0-          -0-
Mark N. Schneider          70,000         70,000         -0-          -0-
Eric and Mitzi Springall   20,000         20,000         -0-          -0-

Carl Thome                 40,000         40,000         -0-          -0-
Karen L. Turner            20,000         20,000         -0-          -0-
Stephen B. Utley          100,000        100,000         -0-          -0-
C. Brenton Woods           30,000         30,000         -0-          -0-
Carolyn Zeedyk             10,000         10,000         -0-          -0-
Carolyn Zeedyk, Custodian
 For Sasha Zeedyk UGMA/NV  10,000         10,000         -0-          -0-
Leonard Zeedyk, Jr.        10,000         10,000         -0-          -0-

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

One of the selling shareholders, Thomas E. Hofer, served as an officer and as a director of Concrete Casting from November, 2001, through December, 2002.

Jeff W. Holmes who is selling 800,000 shares and Thomas E. Hofer who is selling 750,000 shares are affiliates of Concrete Casting since each owns in excess of 10% of the outstanding shares of Concrete Casting.


                              PLAN OF DISTRIBUTION

SHARES  OFFERED  BY  CONCRETE  CASTING

The following officer and director is selling the common stock being offered by Concrete Casting through this prospectus:

Name  of  Officer/Director     Position
--------------------------     --------
Cordell  Henrie                President  and  Director

Mr. Henrie is not registered as a broker-dealer under the Securities Act of 1934 and is relying on Rule 3a4-1 under the 1934 Act to allow him to sell the shares as an officer of Concrete Casting. We believe that Mr. Henrie is qualified under this rule because:

- he is not subject to a statutory disqualification as set forth in section 3(a)(39) of the Securities Exchange Act of 1934;
- he will not be compensated for his participation in the offering by the payment of commissions or other remuneration based directly or indirectly on the sale of the offering;
- he has never been and will not be at the time of his participation in the offering an associated person of a broker or dealer;
-     he  has  never  participated before in selling an offering for any issuer;
- he will perform substantial duties for Concrete Casting other than in connection with the sale of the shares, and

- he will not participate in selling an offering of securities for any issuer more than once every 12 months.

In order to make the necessary sales, this officer and director plans to directly contact selected individuals and entities with whom he has a prior relationship and whom he believes will have an interest in the offering. Management, however, may enter into an underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters. If we enter into an underwriting agreement after this offering becomes effective, we will file with the SEC a post-effective amendment identifying the underwriter and providing material information about the underwriting arrangements.

We are therefore offering the shares on a self-underwritten basis. There is no minimum number of shares required to be sold in this offering.

The shares being sold by selling shareholders will be offered concurrently with the shares being offered by Concrete Casting. The concurrent offerings may make it more difficult for Concrete Casting to sell its offering and raise the capital necessary for its operations. This presents a risk that Concrete Casting may not be able to acquire the capital it needs and develop its business plan.

In order to subscribe for shares, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price for the shares payable to Concrete Casting Incorporated.

We may reject or accept any subscription in whole or in part at our discretion. We may close the offering without notice to subscribers. We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of shares subscribed for. If we do not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will be promptly returned by us to the subscriber.


The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee          $     108
Transfer  Agent  Fees                                             $     500
Accounting  fees  and  expenses                                   $   7,500
Legal  fees  and  expenses                                        $  10,000
Blue  Sky  fees  and  expenses                                    $   5,000
Miscellaneous                                                     $   1,892
                                                                  ---------
Total  (1)                                                        $  25,000
                                                                  =========
(1) If underwriters are used to sell the offering, they will be paid commissions of up to 10% creating additional offering expenses of $25,000 if all shares offered by Concrete Casting are sold.

SHARES  OFFERED  BY  SELLING  SHAREHOLDERS

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of twenty months. We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities. Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction. Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective. Furthermore, the selling shareholders' selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     In  short  sales;  or
4.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.25 per share until such time as the shares of our common stock become traded on the Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

It should be noted that 1,550,000 of the 3,660,000 shares offered by selling shareholders are held by affiliates of Concrete Casting. The offering price of these 1,550,000 shares will not change with prevailing market prices but will remain at $0.25 per share.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our agent for service of process in Nevada is Michael Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of October 19, 2004 are as follows:

DIRECTORS:

Name  of  Director          Age
----------------------      -----
Cordell  Henrie              48

Greg  Stuart                 48

EXECUTIVE  OFFICERS:

Name  of  Officer           Age     Office
--------------------       -----    -------
Cordell  Henrie              48     President, Principal Executive Officer
                                    Principal  Accounting  Officer
                                    Principal  Financial  Officer

Greg  Stuart                 48     Secretary/treasurer

Mr. Henrie became an officer and a director of Concrete Casting on November 30, 2001. Mr. Stuart became an officer and a director of Concrete Casting on December 20, 2002. Following is certain biographical information on our officers and directors.

CORDELL HENRIE. From 1992 to the present, Mr. Henrie has been employed by Cache Valley Builders Supply in Logan, Utah as a client construction consultant. His duties include estimating, C.A.D. project drafting, site verification and retail sales of construction materials. From 1978 to 1992, Mr. Henrie was a site foreman for commercial and residential construction. Mr. Henrie has committed to spend up to 20 hours per week on the business operations of Concrete Casting.

GREG STUART. From 1999 to the present, Mr. Stuart has been employed as a salesman by Consolidated Realty Group, a real estate brokerage company in Salt Lake City, Utah, where he is active in industrial real estate acquisition, development, financing and leasing. From 1979 to 1999, Mr. Stuart was the president of Commerce Properties, a company he co-founded. Commerce Properties merged with Consolidated Realty Group in 1999. Mr. Stuart devotes his business time to Concrete Casting on an as needed basis up to four hours per week.

TERM  OF  OFFICE

Our Directors are appointed for terms of one year to hold office until the next annual general meeting of the holders of our common stock, as provided by the Nevada Revised Statutes, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT  EMPLOYEES

We have no significant employees other than the officers and directors described above.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of October 19, 2004, and by the officers and directors, individually and as a group. All shares are owned directly.

                     Name and Address              Amount and Nature
Title of Class       of Beneficial Owner           of Beneficial Owner
--------------       -------------------           -------------------

Common Stock         Cordell Henrie                 2,000,000 shares
                     100 Pine Wood Drive
                     Logan, Utah  84321

Common Stock         Greg Stuart                            0 shares
                     175 E. 400 S., Suite 700
                     Salt Lake City, Utah  84111

Common Stock         Thomas E. Hofer                  750,000 shares
                     P.O. Box 3431
                     Carefree, AZ  85377

Common Stock         Jeff W. Holmes                   800,000 shares
                     8555 East Voltaire Ave.
                     Scottsdale, AZ  85260

Common Stock         Shirl Ann Klein                  300,000 shares
                     616 152nd Place S.W.
                     Alderwood Manor, WA  98037

Common Stock         All Officers and Directors     2,000,000 shares
                     as a Group (2 persons)


                                              Percentage of Common
                                              Stock Beneficially Owned
                 Name and Address             Prior to After       After
Title of Class   of Beneficial Owner          Offering Offering(1) Offering(2)
--------------   -------------------          -------- ----------- -----------

Common Stock     Cordell Henrie                 35.3%     30.0%        30%
                 100 Pine Wood Drive
                 Logan, Utah  84321

Common Stock     Greg Stuart                       0%        0%         0%
                 175 E. 400 S., Suite 700
                 Salt Lake City, Utah  84111

Common Stock     Thomas E. Hofer                13.3%     11.3%         0%
                 P.O. Box 3431
                 Carefree, AZ  85377

Common Stock     Jeff W. Holmes                 14.1%     12.0%         0%
                 8555 East Voltaire Ave.
                 Scottsdale, AZ  85260

Common Stock     Shirl Ann Klein                 5.3%      4.5%         0%
                 616 152nd Place S.W.
                 Alderwood Manor, WA  98037

Common Stock     All Officers and Directors     35.3%     30.0%        30%
                 as a Group (2 persons)

-----------------------------------------------------------------------------

(1) The percentage calculations in this comumn are based on 5,660,000 shares outstanding and assume that the entire offering by Concrete Casting of 1,000,000 shares will be sold and that none of the shares held by persons listed in the table will be sold.
(2) The percentage calculations in this column assume the shares held by the selling shareholders listed will be sold in the selling shareholder offering.

                            DESCRIPTION OF SECURITIES
GENERAL

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share.

The following description of our common stock includes all material characteristics of the securities registered in this registration statement.

COMMON  STOCK

As of October 19, 2004, there were 5,660,000 shares of our common stock issued and outstanding that were held by 57 stockholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary R. Henrie, our independent legal counsel, has provided an opinion on the validity of our common stock.

HJ & Associates, L.L.C., independent certified accountants, audited the financial statements and presented their report with respect to the audited financial statements. HJ & Associates, L.L.C.'s report was given upon their authority  as  an  expert  in  accounting  and  auditing.


      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                             DESCRIPTION OF BUSINESS

GENERAL

Concrete Casting was incorporated on October 28, 1987 pursuant to the laws of the State of Nevada under the name Staco Incorporated. It was organized for the purpose of conducting business as a transfer agent. This business was unsuccessful as a transfer agent and became inactive. The business remained inactive until 2001 during which time it sought to acquire assets or shares of a business operation that had potential for profit. On November 30, 2001, we acquired certain assets from Mr. Cordell Henrie, a sole proprietor doing business as Concrete Casting. Mr. Henrie became and remains the president of Concrete Casting. We changed our name to Concrete Casting Incorporated on January 17, 2002. The assets included drawings, plans and concepts with respect to the design of replicas of antiquities to be cast in concrete and marketed to the U.S. landscaping market. The proceeds of this offering are necessary to obtain the capital necessary to put the concrete products into production.

INDUSTRY  OVERVIEW

Concrete is used widely as a building material in the United States. It is highly regarded as a building material because of its beauty as well as its durability. Though generally used for foundation and structural purposes, concrete is also used for decorative and ornamental purposes. The industry of precast concrete products is sometimes described in terms of larger companies that supply prestressed and precast products for larger construction projects as opposed to smaller suppliers of castings for home and garden ornamental purposes.

Large  Concrete  Suppliers
--------------------------

Large concrete suppliers who provide precast concrete products usually focus on prestressed and precast products used primarily as parts of buildings or highway structures. These products may be used architecturally, such as in a decorative wall of a building, or structurally, such as building walls, frames, floors, roofs or highway bridge beams. Precase concrete products that are prestressed are manufactured by stressing or stretching steel cables, incasing them in concrete, and then releasing the cable after the concrete has hardened. The contraction of the cable compresses the concrete, adding to its strength.

Precast concrete products, which include architectural walls and floor panels, are manufactured by a process similar to the manufacturing process for prestressed concrete products; however, precast products do not contain steel cables that have been stretched to strengthen the concrete. Also, precast products may or may not contain steel bars for reinforcement, depending upon the intended use of the precast products and the related specifications.

Mid-range  and  Smaller  Companies
----------------------------------

Mid-range and smaller companies who supply precast concrete products often focus on ecorative windows, doors, headers, balusters, posts, columns, wallcaps, coping and other custom products. They also supply products for gardens, courtyards and building surroundings appointed with concrete fixtures. Even though some companies supplying these products may be quite large, they are typically not companies that own their own batch plants and provide precast products for highway construction and the like.

Many companies who provide home and garden ornamental concrete products are very small. Some belong to hobbyists who operate out of their garages. The market is easy to enter. All it requires is a mold and the ingredients for concrete which is sand, water and Portland cement. There are many suppliers of molds for this industry in the U.S. and Canada. However, even though the process seems simple, the know how to mix the ingredients properly and accomplish a pour under the right conditions to achieve a beautiful and strong product requires significant skill acquired over time.

Our  Strategy
-------------

Molds typically used by small manufactures can be purchased from between $20.00 and several hundred dollars. The are generally made out of substances such as fiberglass or rubber, have rounded contours and break down after a certain number  of  uses.  Our  molds  will  be  manufactured by us at a cost of between
$30,000.00 and $40,000.00 each. They will be made out of steel and should last indefinitely. Instead of rounded contours, they will contain hundreds of sharp angle, detailed relief so as to create a hieroglyphic or other ancient writing effect. Our molds will be created out of individually machined parts. The creation of the individually machined parts and the assembly of hundreds of small parts onto the mold will take extensive working time thus generating the cost of the mold. We believe this will provide us with a market niche that we can develop. During the past 25 years, our president has been in the building and building materials industry. During this time, he has had inquiries regarding the types of products Concrete Casting will produce. As he looked for these products, he was unable to locate them. This led him to spend significant time over a number of years developing the concept. While small companies seem to be unable to develop the molds for these products, large companies seem to be unwilling to because of the perception that the demand for the product does not justify the expense of developing the molds. Because of the interest in our type of product that has been communicated to our president, we believe a market does exist for the product that will manifest itself once the products are available.

THE  CASTING  PROCESS
---------------------

The casting of cement and concrete is an art form that has existed since ancient time and continues today. Casting techniques used today are those that are easy to use and yield the greatest potential for profitability for the mass producers of concrete castings.

All castings involve the use of a mold that conforms the shape of the concrete until it solidifies. Molds can be as simple as a box that yields a solid block of concrete or as intricate as a mold that produces a statue. The utility of a particular mold will depend upon how easy it is to make, how easy it is to use and how durable it is for purposes of making repeated castings.

Casting a three dimensional object using a mold presents various challenges.  If the desired object has detail on all sides and it is also desired that the object is formed from a single pour of concrete, the mold is sometimes destroyed when removing it from the casted object. The alternative is to cast the object in sections and assembling them after the concrete hardens or to build the mold in sections and disassemble the mold to release the casting.

Modern castings involve a great deal of flat surfaces and rounded curves for ease of casting. More detailed castings such as statuary and ornate benches or birdbaths are still characterized by rounded curves and sloping lines and do not sport the sharp relief necessary to create the appearance of hieroglyphic s or other intricate detail. The molds for more detailed castings are normally made of fiberglass or rubber. Fiberglass and rubber is easily fashioned but lacks durability for many castings.

The casting process typically involves coating the inside of the mold with oil or a commercial release agent. The concrete is then poured into the mold and allowed to set. The casting is then released from the mold and allowed to cure. The ease of releasing the casting from the mold and the success of the release agent in creating a smooth concrete surface is essential to a successful casting operation.

THE  PRODUCT

In 1991, Cordell Henrie, our president, conceived the concept of a multi stage, four side release concrete casting mold for casting stand alone, decorative, concrete figures. The mold is designed with four separate sides that each detach from the casting independently of the other three sides. The mold allows a single pour of concrete to form a three dimensional object which is easily released from the mold. The mold is made of steel. The steel used in the mold releases smoothly from the concrete and leaves a smooth finish on the casting. The use of steel has allowed the creation of intricate detail in and casting and produced a mold that could last indefinitely.

Mr. Henrie has now spent 12 years developing and testing the concept. The majority of his work during this time has been in building a test mold. The mix of the concrete necessary to fill in the detail of the mold and yet be durable has also been tested during this time. Numerous testings of small mixings of concrete components have taken place to develop the texture of the concrete mix necessary to fill out the detail of the mold while retaining the necessary strength of the cast. There have been approximately 8 pours of the entire mold or of a full section of the mold during this testing process to test the detail, the durability of the cast and of the ability of the mold to release the cast.


The detail we have been able to accomplish will allow us to produce concrete products based on architectural themes from the antiquities. Modern landscape architecture sometimes uses themes from the antiquities to create the feel of ancient cities or landscapes that were built with stone and cement. We believe we can produce products that will lend itself to this market. Mr. Henrie has not applied for a patent on his concept.

Two products are in the design stage. The first finished product we intend to cast is an Egyptian style pylon with hieroglyphic face relief. We anticipate castings of this product will be from eight to twelve feet in length with an estimated weight of 500 lbs. Our second product is a replica of an ancient sundial. Further product development will come from our continued study of antiquities that we believe will have appeal to the modern landscaper.

PRODUCT  DEVELOPMENT

We obtain design ideas by visiting estates, parks and historical sites that have used themes from the antiquities for landscaping and decorative purposes. Our president then researches a particular design idea using library source material and determines whether it can be produced with the casting techniques he has developed. He also determines how difficult it will be to produce the mold and the likely acceptance of the design by the consuming public. Our president then builds the mold.

At the present time, Concrete Casting plans on offering one design in the next twelve months. This could change however and we could offer more designs during the next twelve months depending upon the acceptance of our initial product by the market place. For example, if our initial product is readily accepted, we will not spend a significant amount of time marketing the initial product and we will immediately go on to the development of additional designs. If on the other hand it takes substantial effort to integrate our first product into the marketplace, we will spend much of our time marketing our initial design during the first twelve months and not make additional offerings until the following year.

The mold is built through a steel fabrication process. Parts are individually milled and then welded or otherwise put in place with fasteners. Each wall of the four sided mold is built separately with all necessary detail on each wall. The mold is then tested and a prototype cast is made. Brochures and other marketing materials will then be made from photo's of the prototype. The finished product will not be cast until it has been ordered. It will then be cast and shipped.

Proceeds from this offering are necessary to fund the development of our initial products and get them to market. We estimate it will cost $36,000 to produce our initial finished product design, produce the mold, cast our initial inventory and market the first product. We estimate ongoing production costs to

                                     -20
include $12.00 per casting for raw materials including gravel, sand and cement, and $75.00 per casting for overhead costs including insurance, facility maintenance, and labor.

Raw materials for our casting process are readily available and consist mainly of sand, Portland cement and concrete drying agents. We obtain these supplies from Castalite Masonry and Supply in Logan, Utah. Steel and welding materials used to fabricate molds are obtained from IPACO in Logan, Utah.

During the past two years our research and development has consisted of the ongoing experimental casting and mold development conducted by our president. Materials used included materials contributed to Concrete Casting in November, 2001, which were booked at no value. Our president's time spent on product development during this time has been accounted for as having a value of approximately $3,500. He has not been compensated, however, for this time.

As noted above, initially products will not be cast until they have been ordered. An ordered product will then be cast and shipped. If in the future a steady demand for our products develops, it may become necessary for us to make an inventory of products so they can be shipped on demand. We estimate production costs of a product consisting of material and labor to be approximately $40 per item and total warehouse space to store inventory to total $500 per month. This will increase our need for working capital. We do not, however, anticipate the need for an extensive inventory of our products in the foreseeable future.

PLAN  OF  OPERATIONS

At the present time we have no capital for the development of our business plan. Development cannot begin until we have a minimum of $36,000 in proceeds from this offering which we project is the amount needed to develop and market our initial product. To generate $36,000 in net offering proceeds, we will have to raise approximately $68,000. This will allow for payment of $25,000 in offering expenses and commissions of approximately $6,800 if underwriters sell the offering and will then leave approximately $36,000 to develop our business plan. Upon receipt of funding, we expect the development of our initial project to proceed according the following time frame and expense schedule:

     Milestone                         Time  Frame          Estimated  Expense
     ---------                         -----------          ------------------
-    Product  design                   2  months              $    6,000.00

-    Mold  fabrication                 5  months                  20,000.00
-    Modification of manufacturing
     facility                          2  months                   4,000.00
-    Marketing  of  product            3  months                   6,000.00

Accordingly, we project it will take 12 months to produce and market our initial product after receipt of funding to the extent described above.

If we obtain nominal or limited proceeds form the offering, we will not be able to pursue the projected time schedule outlined above. Mr. Henrie will be forced to continue with his testing and development activities on a limited basis until adequate funding can be obtained. Materials needed for Mr. Henrie to proceed without funding are already on hand. It will be necessary for him to continue his development work for Concrete Casting without compensation. During this time, he would seek to complete the design of our initial product and design other products.

As stated above, Concrete Casting has no cash on hand at the present time. In addition to the capital requirements discussed above necessary to develop our initial products, it will take approximately $45,000 to sustain the operations of Concrete Casting for the next twelve months even without product development. These monies are needed to pay the expenses of this offering and to pay for the ongoing professional services needed to pay for our accounting and other corporate needs. If these funds are not obtained from this offering, it will be necessary to borrow the money from our current shareholders or other source. There can be no assurance that we will be able to do so. If we are not able to obtain the necessary funds to sustain our operations, we may be forced to go out of business which would likely include a dissolution of the corporation.

In the event we are successful in accomplishing our 12 month plan as outlined and commence production, we will hire an employee to do the actual casting of the products under the supervision of Mr. Henrie. Upon commencement of production  we  would  purchase  a  hoist  to  move  and  load  our  products.

MARKETING  STRATEGY

Due to the exclusive nature of our products, our marketing will be directed specifically toward those businesses and persons who have the potential of using our products. Our marketing efforts will include the following:

- Production of brochures for distribution to regional landscape and architectural design firms;
-     Booth  displays  at  annual  national  concrete  product  symposium;
-     Information  and  product  displays  at  regional  home  and garden shows;
-     Sales  through  existing,  landscape  oriented  businesses;  and
-     Marketing  and  sales  by  use  of  the  Internet

We believe the ultimate success of our business will depend upon our ability to develop strategic alliances with building and landscaping businesses who have an established clientele that may have an interest in our products. The intended relationship with these businesses will be to have them promote our products through their distribution channels. Specific businesses with whom we hope to reach distribution agreements include local and regional lumberyards and landscaping companies. We intend to pursue distribution agreements once we have our initial product ready to market. We have no agreements or understandings with any potential distributors at the present time.

Any marketing by use of the Internet will occur after our products are established through building and landscaping business sales. We have no plans at this time to develop our own website but will offer our products through websites of Internet product distribution companies. We have no contracts or agreements with any such distribution companies at the present time.

CURRENT  OPERATIONS

At the present time, the development of our business plan is waiting for and is contingent upon raising money through this offering. In the mean time, Mr. Henrie continues his experimentation with the casting process though we believe it is sufficiently developed at this time to be used on a commercial basis as soon as funding is available. The first commercial products are being designed but molds for those products are not being developed at this time.

COMPETITION

We face the competition of other concrete casting companies which are normally large companies that have resources superior to ours. They generally produce in great quantity, products having less detail than ours. We intend to compete with such companies by producing products that are more detailed and that are more customized, therefore not having such a wide distribution potential. For example, a construction project decorated with concrete may have hand railings about the grounds supported by thousands of rounded balusters and posts mass produced by a large concrete caster. The same project would probably not be interested in more than one ancient style pylon to decorate a garden area. Where a large producer would be interested a sale of thousands of balusters to one project, it is our belief that it would not be as interested in investing in the extensive work necessary to create a detailed pylon for which the potential sale to a project would not be more than one concrete piece. We believe that because of the more limited market appeal of our products, larger companies will not be interested in developing this market thereby allowing us to create a niche market for ourselves.

We will also face the competition of companies that produce concrete type looking products for landscaping purposes out of plastic. We will compete with these companies by promoting the durability and quality of the actual concrete product itself.

GOVERNMENT  REGULATION

We are subject to all of the government regulations that regulate businesses generally. We are not aware of any government regulations that are specific to the concrete casting business. We anticipate that our products will be marketed over a wide geographic area involving several states and eventually many of the states in the United States. Accordingly, we will be subject to any rules regulating interstate commerce that may apply to us. Also, it is possible we will eventually market our products via the Internet. We are not aware of any government regulations that would regulate such Internet advertising at the present time. However, there is a risk that our activities and the Internet generally may become the subject of government regulation in the future or that governments will interpret their laws as having jurisdiction over Internet advertising. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

                             DESCRIPTION OF PROPERTY

The business operations of Concrete Casting are located at 100 Pine Wood Drive, Logan, Utah 84321. At that location, minimal office space and approximately 900 square feet of manufacturing shop space is being made available by our president as an accommodating to Concrete Casting. Upon receipt of funding from this offering, we intend to lease other manufacturing facilities that management believes will be readily available at an acceptable cost. Concrete Casting does  not  own  or  lease  any  real  property  at  the  present  time.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except as discussed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction which has or will materially affect us:

1.     Any  of  our  directors  or  officers;
2.     Any  person  proposed  as  a  nominee  for  election  as  a  director;
3. Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

4.     Any  of  our  promoters;
5. Any relative or spouse of any of the foregoing persons who has the same house as such person.

On November 30, 2001, Concrete Casting entered into an asset purchase agreement with Cordell Henrie, our president, who was doing business as, Concrete Casting, a sole proprietorship ("Concrete"). We issued 2,000,000 shares of our common stock to acquire certain intangible assets of Concrete. Those assets were all drawings, plans and concepts developed by Concrete with respect to the design of replicas of antiquities to be cast in concrete and marketed to the U.S. landscaping market. The shares were issued at par value of $0.001 per share for total consideration of $2,000.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO  PRESENT  PUBLIC  MARKET

There  is  no  public  market  for  our  common  stock.

OPTION,  WARRANTS  AND  REGISTRATION  RIGHTS

We have no outstanding options or warrants to purchase, or securities convertible into, common equity of Concrete Casting. There are no shares Concrete Casting has agreed to register under the Securities Act for sale by security holders. However, there are 4,660,000 common shares being registered pursuant to this registration statement, 1,000,000 of which will be offered by Concrete Casting and 3,660,000 of which may be offering by the selling shareholders.

RULE  144  SHARES

A total of 2,000,000 shares of our common stock is available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case equals 56,600 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. There are 3,660,000 common shares of Concrete Casting that may be sold at the present time under Rule 144(k).

The Division of Corporate Finance of the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees would act as underwriters under the Securities Act of 1933 when reselling the securities of the blank check company and that the securities could only be resold through a registered offering and that Rule 144 would not be available for those resale transactions. Accordingly, Rule 144 may not be available for the resale of all issued and outstanding shares of Concrete Casting.

PENNY  STOCK  RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;
- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;
- contains a toll-free telephone number for inquiries on disciplinary actions;
- defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
- contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.


The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:
-     with  bid  and  offer  quotations  for  the  penny  stock;
- the compensation of the broker-dealer and its salesperson in the transaction;
- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules and because many broker-dealers refuse to enter into penny stock transactions rather than comply with the rules. Therefore, stockholders may have difficulty selling those securities.

HOLDERS  OF  OUR  COMMON  STOCK

As of the date of this registration statement, we have 57 registered shareholders.

DIVIDENDS

There are no restrictions in our Articles of Incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

COMPENSATION

The following table sets forth certain information as to our officers and Directors.


                             Annual  Compensation  Table

                        Annual  Compensation        Long  Term  Compensation
                    -------------------------      -----------------------
                                           Other                            All
                                           Annual                          Other
                                           Com-                             Com-
                                           pen-   Restricted                pen-
                  Fiscal                   sa-    Stock   Options/  LTIP    sa-
Name    Title     Year      Salary   Bonus tion   Awarded SARs(#) payouts($)tion
----    -----     --------- -------- ----- ------ ------- ------- --------- ----
Cordell  Pres.   2003       $    0    0     0       0       0       0       0
Henrie   and     2002       $    0    0     0       0       0       0       0
         Dir.    2001       $    0    0     0       0       0       0       0

Greg     Sec.    2003       $    0    0     0       0       0       0       0
Stuart   Treas.  2002       $    0    0     0       0       0       0       0
         and
         Dir.

DIRECTOR  COMPENSATION

There are no standard arrangements pursuant to which directors are compensated for services rendered to Concrete Casting. It is possible that Concrete Casting will compensate its directors in the future either in cash or stock for services as directors. However, no such arrangements are in place at the present time and none have been promised.

EMPLOYMENT  AGREEMENTS

No officer or director has an employment agreement with Concrete Casting at the present time.


                              FINANCIAL STATEMENTS

Index  to  Financial  Statements:

1  Unaudited  Financial  Statements  for  the three and six months ended
   June 30, 2004:

a.  Balance  Sheet

     b.  Statements  of  Operations

     c.  Statements  of  Stockholders'  Equity  (Deficit)

     d.  Statements  of  Cash  Flows

     e.  Notes  to  the  Financial  Statements


2.  Report  of  Independent  Auditor

3.  Audited  Financial  Statements  for  the periods ended December 31, 2003 and
2002:

a.  Balance  Sheet

     b.  Statements  of  Operations

     c.  Statements  of  Stockholders'  Equity  (Deficit)

     d.  Statements  of  Cash  Flows

     e.  Notes  to  the  Financial  Statements

                          CONCRETE CASTING INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                       JUNE 30, 2004 AND DECEMBER 31, 2003

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                                 Balance Sheets

                                     ASSETS
                                     ------



                                                        June 30,    December 31,
                                                          2004          2003
                                                       ----------  --------------
                                                       (Unaudited)
CURRENT ASSETS
Cash. . . . . . . . . . . . . . . . . . . . . . . . .  $       -   $           -
                                                       ----------  --------------

Total Current Assets. . . . . . . . . . . . . . . . .          -               -
                                                       ----------  --------------

  OTHER ASSETS

    Intangible assets, net of an allowance of $2,000.          -               -
                                                       ----------  --------------

    TOTAL ASSETS. . . . . . . . . . . . . . . . . . .  $       -   $           -
                                                       ==========  ==============


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
             -----------------------------------------------------

CURRENT LIABILITIES

Accounts payable. . . . . . . . . . . . . . . . . . .  $   5,262   $       1,706
Accounts payable - related party. . . . . . . . . . .     36,954          34,825
Accrued interest payable - related party. . . . . . .      7,420           6,005
                                                       ----------  --------------

Total Liabilities . . . . . . . . . . . . . . . . . .     49,636          42,536
                                                       ----------  --------------

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock: 50,000,000 shares authorized of
 $0.001 par value; 5,660,000 shares issued
  and outstanding . . . . . . . . . . . . . . . . . .      5,660           5,660
Additional paid-in capital. . . . . . . . . . . . . .     85,363          76,400
Deficit accumulated during the development stage. . .   (140,659)       (124,596)
                                                       ----------  --------------

Total Stockholders' Equity (Deficit). . . . . . . . .    (49,636)        (42,536)
                                                       ----------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT). . . . . . . . . . . . . . . . . .  $       -   $           -
                                                       ==========  ==============

    The accompanying notes are an integral part of these financial statements.
                                        F-2

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)



                                                                              From
                                                                          Inception on
                                 For the                  For the          October 28,
                           Three Months Ended        Six Months Ended     1987 Through
                                June 30,                  June 30,           June 30,
                        -----------------------  ------------------------  -----------
                              2004         2003         2004         2003        2004
                        -----------  -----------  -----------  -----------  ----------
REVENUES . . . . . . .  $        -   $        -   $        -   $        -   $     200
                        -----------  -----------  -----------  -----------  ----------

EXPENSES

  General and
       administrative.       9,959        6,387       14,648       11,511     128,876
  Loss on impairment
     of asset. . . . .           -            -            -            -       2,000
                        -----------  -----------  -----------  -----------  ----------

    Total Expenses . .       9,959        6,387       14,648       11,511     130,876
                        -----------  -----------  -----------  -----------  ----------

    Net Operating Loss      (9,959)      (6,387)     (14,648)     (11,511)   (130,676)
                        -----------  -----------  -----------  -----------  ----------

OTHER EXPENSES

  Interest expense . .        (718)        (330)      (1,415)        (924)     (7,420)
                        -----------  -----------  -----------  -----------  ----------

    Total Other
          Expenses . .        (718)        (330)      (1,415)        (924)     (7,420)
                        -----------  -----------  -----------  -----------  ----------

LOSS BEFORE
 DISCONTINUED
OPERATIONS AND
 INCOME TAXES. . . . .     (10,677)      (6,717)     (16,063)     (12,435)   (138,096)

DISCONTINUED
 OPERATIONS

  Loss from
     discontinued
   operations. . . . .           -            -            -            -      (2,563)
                        -----------  -----------  -----------  -----------  ----------

    Total Discontinued
     Operations. . . .           -            -            -            -      (2,563)
                        -----------  -----------  -----------  -----------  ----------

  Loss before
      income taxes . .     (10,677)      (6,717)     (16,063)     (12,435)   (140,659)

  Income taxes . . . .           -            -            -            -           -
                        -----------  -----------  -----------  -----------  ----------

  Net loss . . . . . .  $  (10,677)  $   (6,717)  $  (16,063)  $  (12,435)  $(140,659)
                        ===========  ===========  ===========  ===========  ==========

BASIC NET LOSS
    PER SHARE OF
    COMMON STOCK . . .  $    (0.00)  $    (0.00)  $    (0.00)  $    (0.00)
                        ===========  ===========  ===========  ===========

BASIC WEIGHTED
   AVERAGE  NUMBER
   OF SHARES
   OUTSTANDING . . . .   5,660,000    5,660,000    5,660,000    5,660,000
                        ===========  ===========  ===========  ===========

    The accompanying notes are an integral part of these financial statements.
                                        F-3

                         CONCRETE CASTING INCORPORATED
                         (A Development Stage Company)
                  Statements of Stockholders' Equity (Deficit)

                                                                   Deficit
                                                                 Accumulated
                                      Common Stock    Additional During the
                                    ------------------  Paid-in  Deveopment
                                    Shares     Amount   Capital   Stage
                                    ---------  -------  --------  ----------

Balance, December 31,
  2000 . . . . . . . . . . . . . .  3,660,000  $ 3,660  $ 50,438  $ (71,004)

November 2000: Common
  stock issued to acquire
  assets of Concrete Casting
  Incorporated at $0.001
  per share. . . . . . . . . . . .  2,000,000    2,000         -          -

Net loss for the year ended
 December 31, 2001 . . . . . . . .          -        -         -    (10,966)
                                    ---------  -------  --------  ----------

Balance, December 31, 2001 . . . .  5,660,000    5,660    50,438    (81,970)

Contributed services . . . . . . .          -        -    11,500          -

      Net loss for the year ended
 December 31, 2002 . . . . . . . .          -        -         -    (19,173)
                                    ---------  -------  --------  ----------

Balance, December 31, 2002 . . . .  5,660,000    5,660    61,938   (101,143)

Contributed services . . . . . . .          -        -    14,462          -

Net loss for the year ended
 December 31, 2003 . . . . . . . .          -        -         -    (23,453)
                                    ---------  -------  --------  ----------

Balance, December 31, 2003 . . . .  5,660,000    5,660    76,400   (124,596)

Contributed services
  (unaudited). . . . . . . . . . .          -        -     8,963          -

Net loss for the six months
  Ended   June 30, 2004
  (unaudited). . . . . . . . . . .          -        -         -    (16,063)
                                    ---------  -------  --------  ----------

Balance, June 30, 2004
  (unaudited). . . . . . . . . . .  5,660,000  $ 5,660  $ 85,363  $(140,659)
                                    =========  =======  ========  ==========

    The accompanying notes are an integral part of these financial statements.
                                        F-4

                          CONCRETE CASTING INCORPORATED

                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)

                                                                                         From
                                                               For the               Inception on
                                                           Six Months Ended           October 28,
                                                                June 30,             1987 Through
                                                -------------------------------------   June 30,
                                                         2004               2003          2004
                                                ----------------------  -------------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss . . . . . . . . . . . . . . . . . . .  $             (16,063)  $    (12,435)  $(140,659)
Adjustments to reconcile net loss to net cash
 used by operating activities:
  Loss on impairment of assets . . . . . . . .                      -              -       2,000
Stock issued for forgiveness of debt . . . . .                      -              -      11,751
Expenses paid on behalf of the company . . . .                      -              -          47
Stock issued for services. . . . . . . . . . .                      -              -       9,600
Contributed services . . . . . . . . . . . . .                  8,963          7,918      34,925
Amortization . . . . . . . . . . . . . . . . .                      -              -         203
  Changes in operating assets and liabilities:
    Decrease in prepaid expenses . . . . . . .                      -             10           -
    (Increase) in organization costs . . . . .                      -              -        (203)
    Increase  in accounts payable. . . . . . .                  3,556          1,628       5,262
Increase in accounts payable - related party .                  2,129          2,235      36,954
Increase in accrued expenses . . . . . . . . .                  1,415          1,221       7,420
                                                ----------------------  -------------  ----------

Net Cash Provided (Used) by Operating
 Activities. . . . . . . . . . . . . . . . . .                      -            577     (32,700)
                                                ----------------------  -------------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:. . . . .                      -              -           -
                                                ----------------------  -------------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Common stock issued for cash . . . . . . . . .                      -              -      32,700
                                                ----------------------  -------------  ----------

    Net Cash Provided by Financing Activities.                      -              -      32,700
                                                ----------------------  -------------  ----------

NET INCREASE IN CASH . . . . . . . . . . . . .                      -            577           -

CASH AT BEGINNING OF PERIOD. . . . . . . . . .                      -              -           -
                                                ----------------------  -------------  ----------

CASH AT END OF PERIOD. . . . . . . . . . . . .  $                   -   $        577   $       -
                                                ======================  =============  ==========

CASH PAID FOR:

Interest . . . . . . . . . . . . . . . . . . .  $                   -   $          -   $       -
Income taxes . . . . . . . . . . . . . . . . .  $                   -   $          -   $       -

SCHEDULE OF NON CASH FINANCING ACTIVITIES

  Common stock issued for services . . . . . .  $                   -   $          -   $   9,600
  Common stock issued for assets . . . . . . .  $                   -   $          -   $   2,000
  Contributed services . . . . . . . . . . . .  $               8,963   $      7,918   $  34,925

    The accompanying notes are an integral part of these financial statements.
                                        F-5

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                        Notes to the Financial Statements
                       June 30, 2004 and December 31, 2003

NOTE  1  -     CONDENSED  FINANCIAL  STATEMENTS

The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto. Operating results for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

NOTE  2  -     GOING  CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                          CONCRETE CASTING INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2003

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board  of  Directors
Concrete  Casting  Incorporated
(A  Development  Stage  Company)
Logan,  Utah

We have audited the accompanying balance sheet of Concrete Casting Incorporated (a development stage company) as of December 31, 2003 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2003 and 2002 and from inception on October 28, 1987 through
December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Concrete Casting Incorporated (a developmental stage company) as of December 31, 2003 and the results of its operations and cash flows for the years ended December 31, 2003 and 2002 and from inception on October 28, 1987 through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had no business operations since inception and no established source of revenue which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

HJ  &  Associates,  LLC
Salt  Lake  City,  Utah
May  5,  2004
                                     F-8

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                                  Balance Sheet






                                  ASSETS
                                  ------

                                                            December 31,
                                                                2003
                                                           --------------
CURRENT ASSETS

Cash. . . . . . . . . . . . . . . . . . . . . . . . . . .  $           -
                                                           --------------

Total Current Assets. . . . . . . . . . . . . . . . . . .              -
                                                           --------------

OTHER ASSETS

  Intangible assets, net of impairment of $2,000 (Note 4)              -
                                                           --------------

TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . .  $           -
                                                           ==============


              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
              ----------------------------------------------

CURRENT LIABILITIES

Accounts payable. . . . . . . . . . . . . . . . . . . . .  $       1,706
Payables-related parties (Note 2) . . . . . . . . . . . .         34,825
  Accrued interest-related parties (Note 2) . . . . . . .          6,005
                                                           --------------


Total Current Liabilities . . . . . . . . . . . . . . . .         42,536
                                                           --------------

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock: 50,000,000 shares authorized of $0.001
par value, 5,660,000 shares issued and outstanding. . . .          5,660
Additional paid-in capital. . . . . . . . . . . . . . . .         76,400
Deficit accumulated during the development stage. . . . .       (124,596)
                                                           --------------

Total Stockholders' Equity (Deficit). . . . . . . . . . .        (42,536)
                                                           --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT). . .  $           -
                                                           ==============

  The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                            Statements of Operations

                                                                     From
                                                                 Inception on
                                         For the Years Ended      October 28,
                                             December 31,        1987 Through
                                     ---------------------------  December 31,
                                          2003          2002         2003
                                     --------------  -----------  ----------

REVENUE                              $           -   $        -   $     200
                                     --------------  -----------  ----------
EXPENSES

General and administrative. . . . .         20,931       17,054     114,228
  Loss on impairment of asset . . .              -            -       2,000
                                     --------------  -----------  ----------

Total Expenses. . . . . . . . . . .         20,931       17,054     116,228
                                     --------------  -----------  ----------

OPERATING LOSS. . . . . . . . . . .        (20,931)     (17,054)   (116,028)
                                     --------------  -----------  ----------

OTHER EXPENSES

  Interest expense. . . . . . . . .         (2,522)      (2,119)     (6,005)
                                     --------------  -----------  ----------

    Total Other Expenses. . . . . .         (2,522)      (2,119)     (6,005)
                                     --------------  -----------  ----------

LOSS BEFORE DISCONTINUED
 OPERATIONS AND INCOME TAXES. . . .        (23,453)     (19,173)   (122,033)
                                     --------------  -----------  ----------

DISCONTINUED OPERATIONS

  Loss from discontinued operations              -            -      (2,563)
                                     --------------  -----------  ----------

    Total Discontinued Operations .              -            -      (2,563)
                                     --------------  -----------  ----------

LOSS BEFORE INCOME TAXES. . . . . .        (23,453)     (19,173)   (124,596)

  Income taxes. . . . . . . . . . .              -            -           -
                                     --------------  -----------  ----------

  NET LOSS. . . . . . . . . . . . .  $     (23,453)  $  (19,173)  $(124,596)
                                     ==============  ===========  ==========

BASIC LOSS PER SHARE OF
  COMMON STOCK. . . . . . . . . . .  $       (0.00)  $    (0.00)
                                     ==============  ===========

BASIC WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING. . . . . . .      5,660,000    5,660,000
                                     ==============  ===========

  The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                  Statements of Stockholders' Equity (Deficit)

                                                                         Deficit
                                                                      Accumulated
                                      Common Stock        Additional   During the
                               -------------------------    Paid-in    Development
                                  Shares       Amount       Capital       Stage
                               ------------  -----------  ------------  ---------
Balance, October 28, 1987 . .             -  $         -  $          -  $      -

October 1987: Common Stock
 issued for cash at
 $0.002 per share . . . . . .       650,000          650           650         -

Net loss for the period ended
 December 31, 1987. . . . . .             -            -             -    (1,540)
                               ------------  -----------  ------------  ---------

Balance, December 31, 1987. .       650,000          650           650    (1,540)

Net loss for the year ended
 December 31, 1988. . . . . .             -            -             -      (241)
                               ------------  -----------  ------------  ---------

Balance, December 31, 1988. .       650,000          650           650    (1,781)

Net loss for the year ended
 December 31, 1989. . . . . .             -            -             -       (41)
                               ------------  -----------  ------------  ---------

Balance, December 31, 1989. .       650,000          650           650    (1,822)

Net loss for the year ended
 December 31, 1990. . . . . .             -            -             -      (741)
                               ------------  -----------  ------------  ---------
Balance, December 31, 1990. .       650,000          650           650    (2,563)

December 1991:  Common stock
 issued for cash at
 $0.01 per share. . . . . . .     2,600,000        2,600        23,400         -

Net loss for the year ended
 December 31, 1991. . . . . .             -            -             -    (2,537)
                               ------------  -----------  ------------  ---------

Balance, December 31, 1991. .     3,250,000        3,250        24,050    (5,100)


Net loss for the year ended
 December 31, 1992. . . . . .             -            -             -   (24,190)
                               ------------  -----------  ------------  ---------

Balance, December 31, 1992. .     3,250,000        3,250        24,050   (29,290)

Net loss for the year ended


 December 31, 1993. . . . . .             -            -             -      (478)
                               ------------  -----------  ------------  ---------

Balance, December 31, 1993. .     3,250,000  $     3,250  $     24,050  $(29,768)
                               ------------  -----------  ------------  ---------

  The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)

                                                                           Deficit
                                                                        Accumulated
                                        Common Stock        Additional   During the
                                 -------------------------    Paid-in    Development
                                    Shares       Amount       Capital       Stage
                                 ------------  -----------  ------------  ---------

Balance, December 31, 1993. . .     3,250,000  $     3,250  $     24,050  $(29,768)

Net loss for the year ended
 December 31, 1994. . . . . . .             -            -             -    (2,767)
                                 ------------  -----------  ------------  ---------

Balance, December 31, 1994. . .     3,250,000        3,250        24,050   (32,535)

Net loss for the year ended
 December 31, 1995. . . . . . .             -            -             -    (3,038)
                                 ------------  -----------  ------------  ---------

Balance, December 31, 1995. . .     3,250,000        3,250        24,050   (35,573)

July 1996 : Common stock
 issued for forgiveness of debt
 at $0.08 per share . . . . . .       150,000          150        11,601         -

July 1996 : Common stock
 issued for services at $0.08
 per share. . . . . . . . . . .       120,000          120         9,480         -

Net loss for the year ended
 December 31, 1996. . . . . . .             -            -             -   (13,751)
                                 ------------  -----------  ------------  ---------

Balance, December 31, 1996. . .     3,520,000        3,520        45,131   (49,324)

Expenses paid on behalf of
 company by shareholder . . . .             -            -            47         -

Net loss for the year ended
 December 31, 1997. . . . . . .             -            -             -      (424)
                                 ------------  -----------  ------------  ---------

Balance, December 31, 1997. . .     3,520,000        3,520        45,178   (49,748)

July 1998: Common stock
 issued for services at
 $0.05 per share. . . . . . . .       100,000          100         4,900         -

Net loss for the year ended
 December 31, 1998. . . . . . .             -            -             -    (4,494)
                                 ------------  -----------  ------------  ---------

Balance, December 31, 1998. . .     3,620,000        3,620        50,078   (54,242)

January 1999: Common stock
 issued for services at $0.01
 per share. . . . . . . . . . .        40,000           40           360         -

Net loss for the year ended

 December 31, 1999. . . . . . .             -            -             -      (603)
                                 ------------  -----------  ------------  ---------

Balance, December 31, 1999. . .     3,660,000  $     3,660  $     50,438  $(54,845)
                                 ------------  -----------  ------------  ---------

  The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)

                                                                          Deficit
                                                                       Accumulated
                                       Common Stock        Additional   During the
                                -------------------------    Paid-in    Development
                                   Shares       Amount       Capital       Stage
                                ------------  -----------  ------------  ---------
Balance, December 31, 1999 . .     3,660,000  $     3,660  $     50,438  $ (54,845)

Net loss for the year ended
 December 31, 2000 . . . . . .             -            -             -    (16,159)
                                ------------  -----------  ------------  ----------

Balance, December 31, 2000 . .     3,660,000        3,660        50,438    (71,004)

November  2001:Common stock
 issued to acquire assets  of
 Concrete Casting Incorporated
 at $0.001 per share . . . . .     2,000,000        2,000             -          -

Net loss for the year ended
 December 31, 2001 . . . . . .             -            -             -    (10,966)
                                ------------  -----------  ------------  ----------

Balance, December 31, 2001 . .     5,660,000        5,660        50,438    (81,970)

Contributed services . . . . .             -            -        11,500          -

Net loss for the year ended
 December 31, 2002 . . . . . .             -            -             -    (19,173)
                                ------------  -----------  ------------  ----------

Balance, December 31, 2002 . .     5,660,000        5,660        61,938   (101,143)

Contributed Services . . . . .             -            -        14,462          -

Net loss for the year ended
  December 31, 2003. . . . . .             -            -             -    (23,453)
                                ------------  -----------  ------------  ----------

Balance, December 31, 2003 . .     5,660,000  $     5,660  $     76,400  $(124,596)
                                ============  ===========  ============  ==========

   The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                 From
                                                                             Inception on
                                                     For the Years Ended      October 28,
                                                          December 31,       1987 Through
                                                   -------------------------  December 31,
                                                        2003          2002       2003
                                                   --------------  ---------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss. . . . . . . . . . . . . . . . . . . . .  $     (23,453)  $(19,173)  $(124,596)
Adjustments to reconcile net loss to net cash
  Used in operating activities:
    Loss on impairment of assets. . . . . . . . .              -          -       2,000
    Stock issued for forgiveness of debt. . . . .              -          -      11,751
    Expenses paid on behalf of the company. . . .              -          -          47
    Stock issued for services . . . . . . . . . .              -          -       9,600
    Contributed services. . . . . . . . . . . . .         14,462     11,500      25,962


    Amortization. . . . . . . . . . . . . . . . .              -          -         203
Changes in operating assets and liabilities:
    (Increase) in prepaid expenses. . . . . . . .             10        (10)          -
    (Increase) in organization costs. . . . . . .              -          -        (203)
    Increase (decrease) in accounts payable . . .            765        141       1,706
    Increase in accounts payable-related party. .          5,694      4,131      34,825
    Increase in accrued expenses. . . . . . . . .          2,522      2,119       6,005
                                                   --------------  ---------  ----------

    Net Cash Used in Operating Activities . . . .              -     (1,292)    (32,700)

                                                   --------------  ---------  ----------


CASH FLOWS FROM INVESTING ACTIVITIES. . . . . . .              -          -           -
                                                   --------------  ---------  ----------


CASH FLOWS FROM FINANCING ACTIVITIES

  Common stock issued for cash. . . . . . . . . .              -          -      32,700
                                                   --------------  ---------  ----------

    Net Cash Provided in Financing Activities . .              -          -      32,700
                                                   --------------  ---------  ----------

NET DECREASE IN CASH. . . . . . . . . . . . . . .              -     (1,292)          -

CASH, BEGINNING OF PERIOD . . . . . . . . . . . .              -      1,292           -
                                                   --------------  ---------  ----------

CASH, END OF PERIOD . . . . . . . . . . . . . . .  $           -   $      -   $       -
                                                   ==============  =========  ==========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest. . . . . . . . . . . . . . . . . . . . .  $           -   $      -   $       -
Income taxes. . . . . . . . . . . . . . . . . . .  $           -   $      -   $       -

NON-CASH FINANCING ACTIVITIES:

  Common stock issued for services. . . . . . . .  $           -   $      -   $   9,600
  Common stock issued for assets. . . . . . . . .  $           -   $      -   $   2,000
  Contributed services. . . . . . . . . . . . . .  $      14,462   $ 11,500   $  25,962


   The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                          Notes to Financial Statements
                           December 31, 2003 and 2002

NOTE  1  -     ORGANIZATION  AND  HISTORY

Concrete Casting Incorporated (formerly Staco Incorporated) (the Company) was organized under the laws of the State of Nevada on October 28, 1987. The Company was organized for the purpose of pursing the business of stock transfer and register agent and conducted limited activity until operations ceased. Since that time the Company has been seeking new business opportunities and is classified as a development stage company as defined in SFAS No. 7. The Company is seeking potential business ventures. The Company, has at the present, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. During 2001, the Company changed its name from Staco Incorporated to Concrete Casting Incorporated.


NOTE  2  -     SIGNIFICANT  ACCOUNTING  POLICIES  AND  PROCEDURES


The Company has no material operations to date and its accounting policies and procedures have not been determined, except as follows:

     a.  Accounting  Method

The Company uses the accrual method of accounting and has selected a calendar year end.

     b.  Basic  Loss  Per  Share

Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.



                                       For the Years Ended
                                           December 31,


                                ----------------------------------
                                        2003              2002
                                ---------------------  -----------
Numerator - loss . . . . . . .  $            (23,453)  $  (19,173)


Denominator - weighted average
 number of shares outstanding.             5,660,000    5,660,000

Loss per share . . . . . . . .  $              (0.00)  $    (0.00)

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                          Notes to Financial Statements
                           December 31, 2003 and 2002


NOTE  2  -     SIGNIFICANT  ACCOUNTING  POLICIES  AND  PROCEDURES  (Continued)

c.  Income  Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2003 and 2002:

                                 2003       2002
                             ---------  ---------
  Deferred tax assets:
  NOL Carryover . . . . . .  $ 47,600   $ 35,486
  Related Party Accruals. .     2,300          -

  Deferred tax liabilities:         -          -

  Valuation allowance . . .   (49,900)   (35,486)
                             ---------  ---------

  Net deferred tax asset. .  $      -   $      -
                             =========  =========



The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2003 and 2002 due to the following:




                        2003       2002
                     --------  ---------
Book loss . . . . .  $(9,147)  $(19,173)
Valuation allowance    9,147     19,173
                     --------  ---------

                     $     -   $      -
                     ========  =========

At December 31, 2003, the Company had net operating loss carryforwards of approximately $122,000 that may be offset against future taxable income from the year 2003 through 2023. No tax benefit has been reported in the December 31, 2003 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                          Notes to Financial Statements
                           December 31, 2003 and 2002

NOTE  2  -     SIGNIFICANT  ACCOUNTING  POLICIES  AND  PROCEDURES  (Continued)

d.  Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

e.  Related  Party  Transactions

Management Compensation - For the years ended December 31, 2003 and 2002, the Company did not pay any compensation to any of its officers or directors. During the years ended December 31, 2003 and 2002, an officer of the Company and an attorney contributed a total of $25,962 in services to the Company. Services contributed during 2001 were immaterial, and were not recorded.

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his home mailing address, as needed, at no expense to the Company.

Payable - Related Parties - During 2003 and 2002, shareholders of the company lent the Company $5,692 and $4,132 respectively, to cover current expenses. Interest is being imputed on the notes at 8%. At December 31, 2003, the Company owed $34,825 to shareholders with accrued interest of $6,005.

NOTE  3  -     COMMON  STOCK  TRANSACTIONS

There  were  no  common  stock  transactions  during  2003  and  2002.

NOTE  4  -     INTANGIBLE  ASSETS

On November 30, 2001, the Company signed an asset purchase with an individual doing business as Concrete Casting, a sole proprietorship ("Concrete").

The Company issued 2,000,000 shares of its common stock to acquire certain intangible assets of Concrete. Those assets were all drawings, plans and concepts developed by Concrete with respect to the design of replicas of antiquities to be cast in concrete and marketed to the U.S. landscaping market. All methods and techniques developed by Concrete related to the casting of concrete for the purpose of casting replicas of antiquities and any proprietary right to the name Concrete Casting that Concrete may have for such name. The shares that were issued to purchase the assets were recorded at par value ($0.001) per share. Impairment of $2,000 was taken because cash flows from future operations could not be determined.

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                          Notes to Financial Statements
                           December 31, 2003 and 2002

NOTE  5  -     GOING  CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has had no significant operations since inception.

These factors create uncertainty about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital,  it  could  be  forced  to  cease  operations.

The ability of the Company to continue as a going concern is also dependent upon its ability to successfully raise any necessary additional funds not provided by operations through additional sale of its common stock. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE  6  -     NEWLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS

During the year ended December 31, 2003, the Company adopted the following accounting pronouncements which had no impact on the financial statements or results of operations:

-     SFAS  No.  143,  "Accounting  for  Asset  Retirement  Obligations";
-     SFAS  No.145,  "Recision  of  FASB  Statements 4, 44, and 64, amendment of
Statement  13,  and  Technical  Corrections";
-     SFAS  No.  146,  "Accounting  for  Exit  or  Disposal  Activities";
-     SFAS  No.  147,  "Acquisitions  of  certain  Financial  Institutions";
-     SFAS  No.  148,  "Accounting  for  Stock  Based  Compensation";
- SFAS No.149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities"; and
- SFAS No.150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity".

In addition, during the year ended December 31, 2003, FASB Interpretations No. 45 and No. 46, along with various Emerging Issues Task Force Consensuses (EITF) were issued and adopted by the Company and had no impact on its financial statements.

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving our company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules and any other materials filed by us with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission also  maintains  a  web  site at http://www.sec.gov that contains reports, proxy
                                 ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Upon the effective date of this registration statement and thereafter, we will file with the Securities and Exchange Commission annual and quarterly periodic reports on forms 10-KSB and 10-QSB respectively and current reports on form 8-K as needed. We are not required to deliver annual reports to our shareholders and at this time we do not intend to do so. We incourage our shareholders, however, to access and review all materials that we will file with the Securities and Exchange Commission at http://www.sec.gov.
                                           ------------------

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. This is not the case with our Articles of Incorporation. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of our company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of


Concrete Casting. An exception to this prohibition against advances applies when the officer is or was a director of our company.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee          $     108
Transfer  Agent  Fees                                             $     500
Accounting  fees  and  expenses                                   $   2,500
Legal  fees  and  expenses                                        $  15,000
Blue  Sky  fees  and  expenses                                    $   5,000
Miscellaneous                                                     $   1,892
                                                                  ---------
Total                                                             $  25,000
                                                                  =========


All  amounts  are  estimates  other  than  the  Commission's  registration  fee.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

On November 30, 2001, Concrete Casting entered into an asset purchase with Cordell Henrie, our president, who was doing business as, Concrete Casting, a sole proprietorship ("Concrete"). We issued 2,000,000 shares of our common stock to acquire certain intangible assets of Concrete. The shares were recorded on the books of Concrete Casting as being issued for par value of $0.001 per share for total consideration of $2,000. Those assets were all drawings, plans and concepts developed by Concrete with respect to the design of replicas of antiquities to be cast in concrete and marketed to the U.S.
landscaping market. The transaction was an isolated transaction by Concrete Casting not involving any public offering. and the shares were issued pursuant to Section 4(2) of the Securities Act of 1933. There was no money raised and the procedures associated with public offerings was not utilized. The 2,000,000 shares of common stock are "restricted" shares, as defined in the Securities Act.

ITEM  27.  EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION
-------- -----------

3.1     Articles  of  Incorporation  (1)
3.2     By-Laws  (1)
4.1     Share  Certificate  (1)
5.1     Opinion  of  Gary  R.  Henrie  ,  LLC,  with  consent  to  use  (2)
10.1    Asset  Purchase  Agreement  (1)
10.2    Subscription  Agreement (3)
23.1    Consent  of  HJ  &  Associates,  L.L.C.  for  use  of Audited Financial
        Statements

(1) Previously filed as an exhibit to the original filing of the Form SB-2 on January 23, 2003.

(2) Previously filed as an exhibit to an amendment to the original filing of the Form SB-2 on August 4, 2003.

(3) Previously filed as an exhibit to an amendment to the original filing of the Form SB-2 on July 8, 2004.

ITEM  28.  UNDERTAKINGS.
The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

- To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


- To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

- To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Logan, State of Utah on October 19, 2004.

                                     CONCRETE  CASTING  CORP.

                                     By:  /s/ Cordell  Henrie
                                          --------------------------------
                                          Cordell Henrie,  President


In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.



SIGNATURE                   CAPACITY  IN  WHICH  SIGNED          DATE

                            Principal  Executive  Officer
                            Principal  Financial  Officer
/s/ Cordell Henrie          Principal  Accounting  Officer     October 19, 2004
--------------------------  Director
Cordell  Henrie

/s/ Greg Stuart
--------------------------  Director                           October 19, 2004
Greg  Stuart